UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS

Effective October 1, 2014, the Board of Directors of MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the “Company”), appointed Andrew Lupo to serve as a member of the Company’s Board of Directors and as Chairman of the Company’s Compensation Committee. The Board of Directors has determined that Mr. Lupo is an independent director pursuant to the rules of the NASDAQ Stock Market.

Andrew Lupo is currently the President and Chief Compliance Officer at UniCredit Capital Markets and the Head of Legal and Compliance at UniCredit Bank AG’s New York Branch, where he has served since 2001. Mr. Lupo has also served as Managing Director of Banking in UniCredit Bank’s public finance department. Prior, Mr. Lupo served as the Chief Financial Officer, Chief Operating Officer and Chief Compliance Officer in the Municipal Securities Group at FirstUnion Securities, Inc. where he oversaw the operations of 16 regional offices. Mr. Lupo is a graduate of the University of Scranton where he earned his B.S. in Accounting. His thirty-four years of executive experience in public finance bring to MusclePharm knowledge of public company management, financial and accounting understanding, and compliance expertise.

Mr. Lupo will be compensated for his services at the same level as the other non-employee directors of the Company, pursuant to the Company’s Non-Employee Director Compensation Program.

There is no family relationship between Mr. Lupo and any of our other officers and directors.

Except for the aforementioned appointment and actions, there has been no transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Lupo had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 7, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President